Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 27, 2005, in the Registration Statement (Form S-4 No. 333-XXXX) and related Prospectus of Warner Chilcott Corporation dated July 15, 2005.

/s/ Ernst & Young LLP

Indianapolis, Indiana

July 15, 2005